Exhibit 99.1

MKS Instruments Completes Repricing of Secured Term Loan B

Andover, MA, October 3, 2023 — MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of enabling technologies that transform our world, announced today that it successfully completed the repricing of its existing $3.6 billion secured tranche B term loan. The lenders have agreed to an amendment that results in a reduction of the interest rate for the tranche B term loans from SOFR plus a credit spread adjustment plus 275 basis points to SOFR plus 250 basis points. The repricing eliminated the credit spread adjustment applicable to SOFR borrowings of the tranche B term loans which previously added 10 basis points, 15 basis points, and 25 basis points to one-month, three-month and six-month interest periods, respectively.

Based on the current interest rate, the annualized non-GAAP interest expense savings from this repricing is $10.7 million.

“We are pleased with the market demand for our Term Loan B, and today’s actions are consistent with our long-standing track record of actively optimizing our capital structure, including reducing our interest expense through repricing,” said Seth H. Bagshaw, Executive Vice President and Chief Financial Officer.

JP Morgan acted as the sole lead arranger and sole bookrunner for the tranche B term loan repricing.

About MKS Instruments

MKS Instruments enables technologies that transform our world. We deliver foundational technology solutions to leading edge semiconductor manufacturing, electronics and packaging, and specialty industrial applications. We apply our broad science and engineering capabilities to create instruments, subsystems, systems, process control solutions and specialty chemicals technology that improve process performance, optimize productivity and enable unique innovations for many of the world’s leading technology and industrial companies. Our solutions are critical to addressing the challenges of miniaturization and complexity in advanced device manufacturing by enabling increased power, speed, feature enhancement, and optimized connectivity. Our solutions are also critical to addressing ever-increasing performance requirements across a wide array of specialty industrial applications. Additional information can be found at www.mks.com.

Use of Non-GAAP Financial Measure

Non-GAAP interest expense savings excludes amortization of debt issuance costs. This non-GAAP financial measure is not in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). This non-GAAP financial measure should be viewed in addition to, and not as a substitute for, MKS’ reported results under GAAP, and may be different from non-GAAP financial measures used by other companies. MKS management believes the presentation of this non-GAAP financial measure is useful to investors for comparing prior periods and analyzing ongoing business trends and financial results. On an annualized basis, GAAP interest expense savings, at the current interest rate, is $10.3 million, which includes $0.3 million of amortization of deferred financing costs.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This press release contains a forward-looking statement within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27 of the Securities Act, and Section 21E of the Securities Exchange Act regarding MKS’ interest expense. This statement is only a prediction based on current assumptions and expectations. Actual events or results, including changes in interest rates, may differ materially from those in the forward-looking statement set forth herein. Readers are referred to MKS’ filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q for a discussion of these and other important risk factors concerning MKS and its operations. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:

David Ryzhik

Vice President, Investor Relations

Telephone: (978) 557-5180

Email: david.ryzhik@mksinst.com